Exhibit 99.1

Lexeo Therapeutics Reports Second Quarter 2026 Financial Results and Operational Highlights

Finalized SUNRISE-FA 2 open-label, pivotal trial protocol and SAP for LX2006 in support of accelerated approval pathway; topline data expected in second half of 2027

Initiated SUNRISE-FA 2 with first patient enrolled into pivotal study in June; site activation efforts ongoing

CLARITY-FA enrollment continues to advance, supporting identification of eligible participants for SUNRISE-FA 2

FDA granted RMAT designation for LX2020 based on recent interim clinical data in PKP2-ACM

Cash, cash equivalents and investments of $234.2 million expected to provide operational runway into 2028

NEW YORK – August 12, 2026 (GLOBE NEWSWIRE) – Lexeo Therapeutics, Inc. (Nasdaq: LXEO), a clinical stage genetic medicine company dedicated to pioneering novel treatments for cardiovascular diseases, today provided business updates across its portfolio and reported financial results for the second quarter 2026.

“We closed the second quarter with significant momentum, highlighted by the initiation of SUNRISE-FA 2, the pivotal study for LX2006 in Friedreich ataxia cardiomyopathy,” said R. Nolan Townsend, Chief Executive Officer of Lexeo Therapeutics. “With SUNRISE-FA 2 now underway, we are focused on execution and advancing what we believe could be the first disease-modifying gene therapy for FA cardiomyopathy. Beyond LX2006, we continue to advance LX2020 in PKP2 arrhythmogenic cardiomyopathy and are pleased to have recently received RMAT designation from the FDA, an important milestone that reinforces the strength of the emerging clinical evidence and supports the potential expedited development of the program. With multiple value-driving catalysts ahead and a strong balance sheet to support our key clinical and regulatory milestones, we believe Lexeo is well positioned to deliver on our mission of transforming the treatment of genetically defined diseases.”

Program Updates and Recent Progress

LX2006 in Friedreich Ataxia (FA)

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In June 2026, Lexeo finalized the SUNRISE-FA 2 pivotal trial protocol and statistical analysis plan (SAP) for LX2006 under the accelerated approval pathway.
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SUNRISE-FA 2: The study was initiated in June with activation of the first trial site and enrollment of the first patient. Site activation efforts are ongoing to support continued enrollment in the pivotal study.
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CLARITY-FA (Natural History Study): Enrollment continues to advance across multiple sites in the US and globally. Patients enrolled in CLARITY-FA are eligible to participate in SUNRISE-FA 2, supporting continued enrollment into the pivotal study once trial sites are active.
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In June 2026, Lexeo announced publication of LX2006 data in the Journal of the American Medical Association (JAMA) Cardiology demonstrating LX2006 is generally well tolerated, with signs of efficacy in Phase I/II studies.
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In April 2026, Lexeo presented data at ASGCT highlighting LX2006’s continued positive clinical profile, along with preclinical and CMC data supporting potential sequential dosing strategies and the Company’s scalable manufacturing platform. Presentations and publications from ASGCT 2026 can be found here.
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Anticipated milestones for the program include:
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Continued FDA engagement on confirmatory evidence strategy; update expected once finalized
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Topline data readout expected in second half of 2027
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Potential BLA submission under accelerated approval pathway in first half of 2028

LX2020 in PKP2 Arrhythmogenic Cardiomyopathy (PKP2-ACM)

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In August 2026, Lexeo received Regenerative Medicine Advanced Therapy (RMAT) designation for LX2020 from the FDA based on recent interim data from its ongoing Phase I/II clinical trial in PKP2-ACM. RMAT designation provides opportunities for increased FDA interaction and may help expedite the development of LX2020.
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LX2020 remains generally well tolerated across ten participants dosed with no clinically significant complement activation to date.
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Anticipated milestones for the program include:
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12-month data update for all high dose participants in Q4 2026
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Regulatory engagement with the FDA expected in 2026

Pre-Clinical Assets

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In May 2026, Lexeo presented preclinical data for LX2022 at ASGCT demonstrating proof-of-concept efficacy for TNNI3 gene replacement in a newly developed porcine model of hypertrophic cardiomyopathy. Presentations and publications from ASGCT 2026 can be found here.

Second Quarter 2026 Financial Results

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Cash Position: As of June 30, 2026, cash, cash equivalents, and investments in marketable securities were $234.2 million, which Lexeo believes will be sufficient to fund operations into 2028.
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Research & Development Expenses: Research and Development expenses were $19.0 million for the three months ended June 30, 2026, compared to $14.7 million for the three months ended June 30, 2025.
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General & Administrative Expenses: General and Administrative expenses were $9.0 million for the three months ended June 30, 2026, compared to $16.0 million for the three months ended June 30, 2025.
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Net Loss: Net loss was $25.9 million or $0.30 per share (basic and diluted) for the three months ended June 30, 2026, compared to $26.1 million or $0.60 per share (basic and diluted) for the three months ended June 30, 2025.

About Lexeo Therapeutics

Lexeo Therapeutics is a New York City-based, clinical stage genetic medicine company dedicated to reshaping heart health by applying pioneering science to fundamentally change how cardiovascular diseases are treated. The Company is advancing a portfolio of therapeutic candidates that take aim at the underlying genetic causes of conditions, including LX2006 in Friedreich ataxia (FA), LX2020 in plakophilin-2 (PKP2) arrhythmogenic cardiomyopathy, and others in devastating diseases with high unmet need.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Lexeo’s expectations and plans regarding its current product candidates and programs, the anticipated benefits of its current product candidates, the timing for receipt and announcement of data from its clinical trials, the timing and likelihood of potential regulatory developments, trial design changes and approval, and expectations regarding the time period over which Lexeo’s capital resources will be sufficient to fund its anticipated operations and estimates regarding Lexeo’s financial condition. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Lexeo believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements. These forward-looking statements are based upon current information available to the company as well as certain estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Lexeo’s filings with the U.S. Securities and Exchange Commission (SEC)), many of which are beyond the company’s control and subject to change. Actual results could be materially different from those indicated by such forward-looking statements as a result of many factors, including but not limited to: risks and uncertainties related to global macroeconomic conditions and related volatility; the outcome of ongoing discussions with the U.S. Food and Drug Administration (FDA) regarding the design of our pivotal trial for accelerated approval pathway and the design of our confirmatory study for obtaining full approval; expectations regarding the initiation, progress, and expected results of Lexeo’s preclinical studies, clinical trials and research and development programs; the unpredictable relationship between preclinical study results and clinical study results; delays in submission of regulatory filings or failure to receive regulatory approval; liquidity and capital resources; and other risks and uncertainties identified in Lexeo’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 11, 2026, and subsequent future filings Lexeo may make with the SEC. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Lexeo claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Lexeo expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Media Response:

Media@lexeotx.com

Investor Response:

Ashley Kaplowitz

akaplowitz@lexeotx.com

Lexeo Therapeutics, Inc.

Selected Financial Information

(Unaudited, in thousands, except share and per share amounts)

Statements of Operations

	Three Months Ended June 30,		Six Months Ended,
	2026	2025	2026	2025
Operating expenses
Research and development	$19,027	$14,721	$34,730	$31,892
General and administrative	8,993	15,967	15,623	32,601
Total operating expenses	28,020	30,688	50,353	64,493
Operating loss	(28,020)	(30,688)	(50,353)	(64,493)
Other income and expense
Gain on long-term investment	-	3,390	-	3,390
Other expense, net	(6)	(14)	(7)	(18)
Interest expense	(14)	(25)	(31)	(53)
Interest income	2,194	1,268	4,307	2,461
(Amortization of premium) accretion of discount on investments in U.S. Treasury securities, net	(21)	(34)	21	(46)
Total other income and expense	2,153	4,585	4,290	5,734
Loss from operations before income taxes	(25,867)	(26,103)	(46,063)	(58,759)
Income taxes	-	-	-	-
Net loss	$(25,867)	$(26,103)	$(46,063)	$(58,759)
Net loss per common share, basic and diluted	$(0.30)	$(0.60)	$(0.55)	$(1.53)
Weighted average number of shares outstanding used in computation of net loss per common share, basic and diluted	85,626,751	43,573,628	83,417,555	38,372,704

Balance Sheet Data

	June 30,	December 31,
	2026	2025
Cash, cash equivalents, and investments in U.S. Treasury securities	$ 234,171	$ 246,568
Total assets	254,898	268,688
Total liabilities	19,837	22,019
Total stockholders' equity	235,061	246,669